SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                              (Amendment No.     )

Filed by the Registrant--X--
Filed by a Party other than the Registrant-----

Check the appropriate box:
---  Preliminary Proxy Statement
---  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
-X-  Definitive Proxy Statement
---  Definitive Additional Materials
---  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             LINCOLN SNACKS COMPANY
                (Name of Registrant as Specified In Its Charter)
------------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
-X-  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
---  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)3.
---  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:   N/A

   2) Aggregate number of securities to which transaction applies:   N/A

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
      filing fee is calculated and state how it was determined):   N/A

   4) Proposed maximum aggregate value of transaction:  N/A

   5) Total fee paid:  N/A

---  Fee paid previously with preliminary materials.
---  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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   4) Date Filed:  N/A

                       LINCOLN SNACKS COMPANY
                         4 High Ridge Park
                     Stamford, Connecticut  06905

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         November 12, 1996
To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lincoln Snacks Company (the "Company") will be held on November 12, 1996 at 10:00 a.m. Eastern Standard Time at the offices of the Company at 4 High Ridge Park, Stamford, Connecticut 06905 for the following purposes:

(1) To elect four members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed October 16, 1996 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996 is enclosed herewith.

                                          By Order of the Board of Directors.

                                          /s/ Kristine A. Crabs
                                          -----------------------------
                                          Kristine A. Crabs, Secretary

Dated:  Stamford, Connecticut
        October 17, 1996

YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU AT THE MEETING UPON REQUEST TO THE SECRETARY OF THE MEETING.




                        LINCOLN SNACKS COMPANY
                           4 High Ridge Park
                       Stamford, Connecticut 06905

                           PROXY STATEMENT

                      Annual Meeting of Stockholders
                            November 12, 1996

     This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Lincoln Snacks Company, a Delaware corporation ("Lincoln" or the "Company"), for use at the Annual Meeting of Stockholders to be held on November 12, 1996, at 10:00 a.m. Eastern Standard Time at the offices of the Company at 4 High Ridge Park, Stamford, Connecticut 06905, or any adjournment thereof
(the "Meeting").  Copies of this Proxy Statement, the attached Notice of
Annual Meeting of Stockholders, and the enclosed form of proxy were first mailed to stockholders on or about October 17, 1996. The principal executive offices of Lincoln are located at 4 High Ridge Park, Stamford, Connecticut 06905. The telephone number of Lincoln's principal executive offices is
(203) 329-4545.

     A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominees for directors set forth below, and in accordance with his or her best judgment on any other matters which may properly be brought before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting.

     Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by written request to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as appropriate. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock, par value $.01 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     The close of business on October 16, 1996, has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 6,340,890 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued, outstanding and entitled to vote must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary authority to vote on a particular matter and (ii) instructions have not been received from the beneficial owners) are counted as present in determining whether the quorum requirement is satisfied.

     The election of directors shall be determined by a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting. Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. For the election of directors, abstentions and broker non-votes shall be treated as present at the Meeting, but will not be treated as votes cast. Thus for such purposes, abstentions and broker non-votes will have no effect on the outcome of the vote.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information as of October 16, 1996 as to the beneficial ownership of the Common Stock and the common stock, par value $.10 per share, of Noel Group, Inc. ("Noel Common Stock") by
(i) each person known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, (ii) each current director, (iii) each of the Named Executive Officers (as defined in the section entitled "Executive Compensation"), and (iv) all current directors and executive officers as a group.


                                     Noel Common Stock                 Lincoln Common Stock
-----------------------------------------------------------          ------------------------
Name and Address of              Number of      Percentage           Number of     Percentage
 Beneficial Owner                Shares<F1>       Owned<F2>          Shares<F3>      Owned<F4>
-----------------------------------------------------------          ------------------------
5% Stockholders

  Noel Group, Inc.                      -               -            3,769,755           59.5%
    667 Madison Avenue
    New York, New York 10021

  Lawrence, Kamin, Saunders             -               -              489,000<F5>        7.7%
    & Uhlenhop on behalf of
    Gofen & Glossberg, Inc.
    208 S. LaSalle St., Suite 1750
    Chicago, IL 60604

Directors

  Karen Brenner                   233,334<F6>         1.1%             215,001<F7>        3.4%
  C. Larry Davis                        0               -               73,000<F8>        1.1%
  Alexander P. Lynch                    0               *               27,500<F9>          *
  James G. Niven                   22,223<F10>          *               27,500<F11>         *

Named Executive Officers

  Karen Brenner                   233,334<F6>         1.1%             215,001<F7>        3.4%
  R. Scott Kirk                         0               -               80,610<F12>       1.3%
  Kristine A. Crabs                     0               -               28,181<F13>         *
  All executive officers and
  directors as a group
  (includes 6 persons)           255,557<F14>         1.3%             451,791<F15>       7.1%

  *  Less than 1%

<F1> Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares of Noel Common Stock owned. The number of shares of Noel Common Stock indicated includes in each case the number of shares of Noel Common Stock issuable upon exercise of options to purchase Noel Common Stock to the extent that such options are currently exercisable. For purposes of this table, such options are deemed to be "currently exercisable" if they may be exercised within 60 days following the date of mailing of this Proxy Statement.

<F2> Based on 20,187,705 shares of Noel Common Stock issued and outstanding on
     October 16, 1996. In addition, treated as outstanding for the purpose of computing the percentage ownership of each director or Named Executive Officer and of all executive officers and directors as a group are shares of Noel Common Stock issuable to such individual or group upon exercise of options to purchase Noel Common Stock to the extent currently exercisable.

<F3> Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares of Common Stock owned. The number of shares of Common Stock indicated includes in each case the number of shares of Common Stock issuable upon exercise of outstanding stock options, to the extent that such options are currently exercisable. For purposes of this table, such options are deemed to be "currently exercisable" if they may be exercised within 60 days following the date of mailing of this Proxy Statement.

<F4> Based on 6,331,790 shares of Common Stock issued and outstanding on
     October 16, 1996. In addition, treated as outstanding for the purpose of computing the percentage ownership of each director or Named Executive Officer and of all executive officers and directors as a group are shares of Common Stock issuable to such individual or group upon exercise of options to purchase Common Stock to the extent currently exercisable.

<F5> The information set forth in the table and in this footnote regarding shares beneficially owned by Gofen & Glossberg, Inc. ("Gofen & Glossberg") is based on a Schedule 13G dated February 12, 1996 filed with the Securities and Exchange Commission by Gofen & Glossberg.

<F6> Consists of shares issuable upon exercise of options to purchase Noel
     Common Stock.

<F7> Consists of 9,100 shares held by Ms. Brenner directly, 39,234 shares issuable upon exercise of options granted by the Company and 166,667 shares issuable upon exercise of the Noel Option, but does not include an additional 33,333 shares issuable pursuant to the Noel Option which are not currently exercisable.

<F8> Consists of 25,500 shares held by Mr. Davis directly, 20,000 shares held by Mr. Davis' wife as trustee for Mrs. Davis' children, with respect to which shares Mr. Davis disclaims beneficial ownership, and 27,500 shares issuable upon exercise of options granted by the Company.

<F9> Consists of 27,500 shares issuable upon exercise of options to purchase
     Common Stock granted by the Company.

<F10> Consists of 22,223 shares issuable upon exercise of options to purchase
      Noel Common Stock granted by Noel.

<F11> Consists of 9,100 shares held by Mr. Niven directly and 18,400 shares issuable upon exercise of options to purchase Common Stock granted by the Company.

<F12> Consists of 68,250 shares held by Mr. Kirk directly and 12,360 issuable upon exercise of options to purchase Common Stock granted by the Company which are currently exercisable. The number indicated does not include an additional 53,390 shares issuable pursuant to options granted by the Company which are not currently exercisable.

<F13> Consists of 22,750 shares held by Ms. Crabs directly and 5,431 shares issuable upon exercise of options to purchase Common Stock granted by the Company which are currently exercisable. The number indicated does not include an additional 17,069 shares issuable pursuant to options to purchase Common Stock granted by the Company which are not currently exercisable.

<F14> Consists of 255,557 shares issuable upon exercise of options granted by
      Noel.

<F15> Includes 317,092 shares issuable upon exercise of options granted by the Company and Noel and certain shares with respect to which beneficial ownership is disclaimed.

                             Election of Directors

     At the Meeting, four directors are to be elected by the stockholders, each to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The four nominees for election as directors are, Karen Brenner, C. Larry Davis, Alexander P. Lynch and James G. Niven. The four nominees are presently serving as directors of the Company. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named herein for election. The proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee named herein for election become unavailable for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may recommend unless the Board reduces the number of directors to be elected. Each of the nominees has consented to serve if elected.

     The number of directors which constitutes the full Board of Directors is currently fixed at four. The By-laws of the Company provide that the number of directors which shall constitute the full Board may be changed from time to time by resolution adopted by the Board of Directors or the stockholders, provided that no decrease made in such manner shall shorten the term of any incumbent director.

Information Concerning Director Nominees and Executive Officers

     The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each director, director nominee and each of the executive officers of the Company (i) his or her name and age; (ii) his or her principal position with the Company; (iii) his or her principal occupation or employment, if different, and (iv) the month and year in which he or she began to serve as a director or executive officer. Directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified or until their earlier resignation or removal. Officers serve at the discretion of the Board of Directors. No family relationship exists among any of the executive officers and directors of the Company.

                                          Principal
                                          Occupation
                     Principal            or                   Director or
                     Position             Employment,          Executive
Name and Age         With Lincoln         If Different         Officer Since
------------------------------------------------------------------------------
Karen                Chairman and         Managing Director,   Director since
Brenner(40)          Chief Executive      Noel Group,          August, 1992;
                     Officer;             Inc.                 Chairman and
                     Director <F1><F2>                         Chief Executive
                                                               Officer since
                                                               June 1994

C. Larry             Director<F3><F4>     Chairman, Chief      August, 1992
Davis(55)                                 Executive Officer
                                          and Principal
                                          of Farmhouse
                                          Foods Company

Alexander P.         Director<F1><F2>     Co-President         November, 1993
Lynch(44)                                 and Co-Chief
                                          Executive
                                          Officer of The
                                          Bridgeford Group

James G.              Director<F3><F4>    Managing Director,   October, 1992
Niven(50)                                 Burson-
                                          Marsteller

R. Scott Kirk(44)     Executive Vice                           Mr. Kirk was
                      President and                            appointed to
                      Chief Operating                          this office in
                      Officer                                  May 1995.  Mr.
                                                               Kirk had
                                                               served as Vice
                                                               President-
                                                               General
                                                               Manager since
                                                               September, 1992

Kristine A. Crabs(33)   Vice President and                     Ms. Crabs was
                        Chief Financial                        appointed to
                        Officer,                               this office
                        Secretary and                          in July 1996.
                        Treasurer                              Ms. Crabs had
                                                               served as
                                                               Vice President-
                                                               Finance and
                                                               Administration,
                                                               Secretary and
                                                               Treasurer since
                                                               January, 1993


<F1>  Member of the Executive Committee.
<F2>  Member of the Compensation Committee.
<F3>  Member of the Long Term Equity Incentive Committee.
<F4>  Member of the Audit Committee.


                              Biographical Information

     The following sets forth the principal occupations of each of the Company's executive officers and director nominees during the previous five years, as well as the names of any other public or registered investment companies of which they are directors.

     Karen Brenner has served as Chairman and Chief Executive Officer since June 20, 1994. Ms. Brenner has also served as a director of Lincoln since its inception and has served as a director of Noel Group, Inc., a company which conducts its principal operations through small and medium-sized operating companies (including Lincoln) in which it holds controlling or other significant equity interests, from October 1989 until November 1991, and as a Vice President of Noel from April 1989 until November 1991, when she became a Managing Director. Prior to joining Noel, Ms. Brenner was a principal in a management and financial consulting business, specializing in managing turnaround situations for venture capital and leveraged buyout companies.
In February 1996, Ms. Brenner was elected Vice Chairman, director and consultant of Belding Heminway Company, Inc., ("Belding Heminway") and on
May 9, 1996, she was elected Chairman of the Board. Belding Heminway manufactures and markets industrial threads and consumer threads and is a distributor of home sewing and crafts products, principally buttons. Ms. Brenner is a director of On Assignment, Inc., a leading nationwide provider of science professionals on temporary assignments to laboratories in the biotechnology, environmental, chemical, pharmaceutical, food and beverage and petrochemical industries. Ms. Brenner is currently a member of the Board of Trustees of Prep for Prep, a charitable organization dedicated to providing preparatory education to disadvantaged children, and a trustee of the City Parks Foundation of New York.

     C. Larry Davis has served as a director of Lincoln since its inception. He is Chairman of the Board, Chief Executive Officer and a principal of Farmhouse Foods Company. Mr. Davis has a broad food and beverage industry background with over 25 years experience at Nestle S.A. (1973-1992) and PepsiCo Inc. (1967-1973) in both domestic and international business operations. During the period from 1984 through 1991, Mr. Davis served as Group Vice President and President of the $500 million Nestle Specialty Products Company where he was primarily involved in the successful turnaround of under-performing businesses, the creation of new business growth divisions, and acquisitions and divestitures.

     Alexander P. Lynch has served as a director of Lincoln since November 1993. Mr. Lynch has been Co-President and Co-Chief Executive Officer of The Bridgeford Group ("Bridgeford"), a financial advisory firm, since January 1995. From April 1991 to December 1994 he served as a Senior Managing Director of Bridgeford. From 1985 until April 1991, Mr. Lynch was a
Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch is also a director of Illinois Central Corporation, a railroad holding company, and a member of the Board of Directors of Patina Oil & Gas Corporation, an independent oil and gas company engaged in exploration and development.

     James G. Niven has served as a director of Lincoln since October 1992.
He is currently a Managing Director of Burson-Marsteller, a public relations firm, and, since 1982, has been a general partner of Pioneer Associates, a venture capital investment company. He is also a director and Co-Chairman of The Lynton Group, Inc., a company engaged in aircraft charter and maintenance, a Chairman of Omar Torres, Inc., a jewelry design company, and is also a director of Noel Group, Inc., The Prospect Group, Inc., a company which prior to its adoption in 1990 of a Plan of Complete Liquidation and Distribution conducted its major operations through subsidiaries acquired in leveraged buyout transactions, Global Natural Resources, Inc., a company engaged in the exploration, development and production of oil and gas, Tatham Offshore, Inc., an independent energy company engaged in the development, exploration and production of offshore oil and gas reserves, HealthPlan Services Corporation, a leading managed healthcare service company, Hudson River Capital LLC, a limited liability company which conducts its operations through medium and large sized entities in which it holds either controlling or non-controlling equity interests, CBT Bancshares, Inc., a multi-financial holding company, and an advisory director of Houston National Bank, a commercial bank. He is a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center, and a trustee of the Museum of Modern Art and the National Center for Learning Disabilities, Inc.

     R. Scott Kirk has served as Executive Vice President and Chief Operating Officer since May 26, 1995. Prior to this appointment Mr. Kirk served as Vice President-General Manager of Lincoln since September 14, 1992. Mr. Kirk began his career with Amstar Corporation (Domino Sugar) in New York as an internal auditor in 1974 and held various positions of increasing responsibility culminating in his appointment as Assistant Manager of General Credit. In 1982, Mr. Kirk joined Continental Grain Company, in New York as Director-Corporate Credit with worldwide responsibility for credit granting and trade finance. Joining Nestle in 1985 as General Credit Manager, Mr. Kirk was responsible for managing the credit exposure of a $2 billion in sales and a $100 million receivables portfolio. In 1987, Mr. Kirk became Business Controller for the Developing Business Group within Nestle; a mixture of seven diverse businesses with total sales in excess of $400 million. In August 1990, Mr. Kirk was promoted to Vice President-Finance and Chief Financial Officer of Nestle Dairy Systems.

     Kristine A. Crabs joined Lincoln in January 1993 as Vice President of Finance and Administration, and on July 18, 1996 was promoted to Vice President and Chief Financial Officer. Prior to joining Lincoln, Ms. Crabs was a Senior Audit Manager with KPMG Peat Marwick, specializing in the food and consumer products industries.


Meetings and Committees of the Board

     The Board of Directors has standing Executive, Audit, Compensation and Long Term Equity Incentive Committees. There is no formal Nominating Committee; the Board of Directors or the Executive Committee performs this function. None of the directors who serve on any of such Committees is an employee or officer of the Company except that Ms. Brenner, who serves on the Executive and Compensation Committees is Chairman of the Board and Chief Executive Officer.

     The Executive Committee, consists of Ms. Brenner and Mr. Lynch. The Executive Committee has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the Delaware General Corporation Law. The Executive Committee did not meet during the fiscal year ended June 30, 1996.

     The Audit Committee, consists of Messrs. Niven and Davis. The Audit Committee consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, reviews drafts of such statements, recommends to the Board such action, including the engagement and fees of the independent auditors, as the Committee deems appropriate, and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management and the independent auditors, and performs such other duties relating to the financial statements and other matters of the Company as the Board of Directors may assign from time to time. The Audit Committee met once during the fiscal year ended
June 30, 1996.

     The Compensation Committee, consists of Ms. Brenner and Mr. Lynch. The Compensation Committee has all of the powers of the Board of Directors, relating to the compensation of or providing incentives for the officers, directors, employees and other persons performing substantial services for the Company, other than those matters delegated by the Board to the Long Term Equity Incentive Committee. During the fiscal year ended June 30, 1996, the Compensation Committee met once.

     The Long Term Equity Incentive Committee, consists of Messrs. Niven and Davis. The Long Term Equity Incentive Committee has all of the powers of the Board of Directors with respect to the administration of the 1993 Stock Option Plan and the Non-Employee Directors' Plan (collectively, the "Stock Option Plans"), including with respect to the 1993 Stock Option Plan, the authority to grant options to qualified persons to purchase shares of Common Stock upon the terms set forth in such plan and the authority to issue shares of Common Stock in respect of such issuance. During the fiscal year ended June 30, 1996, the Long Term Equity Incentive Committee met once.

     During the fiscal year ended June 30, 1996, the Board of Directors held four meetings. All of the directors attended at least 75% of the total number of meetings held, during the fiscal year ended June 30, 1996, by (i) the Board and (ii) the Board Committees of which they were members.


Beneficial Ownership Reporting Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of such reports.

     Based solely on its review of the copies of such forms furnished to the Company by such reporting persons during the fiscal year ended June 30, 1996, or written representations from such reporting persons that no Forms 5 were required for those persons with respect to such period, the Company believes that during the fiscal year ended June 30, 1996 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                      EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation awarded or paid to, or earned by, during each of the last three fiscal years, the person who served as the Chairman and Chief Executive Officer during the fiscal year ended June 30, 1996, and the Company's executive officers (other than the Chairman and Chief Executive Officer) who were serving as executive officers during the fiscal year ended June 30, 1996 and whose total salary and bonus during the fiscal year ended June 30, 1996 exceeded $100,000 (the "Named Executive Officers").

                                                                                     Long Term Compensation
                                                                         --------------------------------------
                                           Annual Compensation                    Awards              Payouts
                                 ------------------------------------    ------------------------    ----------
    (a)                  (b)         (c)           (d)         (e)           (f)          (g)           (h)             (i)
                                                              Other
                                                              Annual      Restricted                                 All Other
Name and                                                      Compen-       Stock                       LTIP           Compen-
Principal                                          Bonus      sation       Award(s)     Options/       Payouts         sation
  Position            Year<F1>    Salary ($)        ($)       ($)<F2>         ($)        SARs(#)         ($)              ($)
--------------------------------------------------------------------------------------------------------------------------------
Karen Brenner           1996         -                -          -            -         5,000<F3>        -           175,000<F4>
  Chairman and          1995         -                -          -            -         2,500<F3>        -           175,000<F4>
  Chief Executive       1994         -                -          -            -       200,000<F5>        -             5,966<F6>
  Officer

R. Scott Kirk<F7>       1996       160,000       30,000          -            -             -            -             3,200<F8>
  Executive Vice        1995       143,000        4,000          -            -         7,000<F9>        -             2,860<F8>
  President and         1994       141,667            -          -            -             -            -             2,833<F8>
  Chief Operating
  Officer

Kristine A. Crabs       1996       105,400       20,000          -            -             -            -             2,108<F10>
  Vice President and    1995        95,400        4,000          -            -         5,000<F9>        -             1,908<F10>
  Chief Financial       1994        92,700            0          -            -             -            -             1,854<F10>
  Officer

<F1> Reference to 1996, 1995 and 1994 herein means each fiscal year ending
     June 30, respectively.
<F2> The dollar value of perquisites and other personal benefits for each of the Named Executive Officers was less than established reporting thresholds.
<F3> Awarded to Ms. Brenner pursuant to the Company's Non-Employee
     Directors' Stock Option Plan.
<F4> Consists of $175,000 paid by Noel.  Reference is made to "Employment
     Contracts and Termination of Employment and Change in Control Arrangements" for a description of Ms. Brenner's employment arrangement with Noel.
<F5> Effective June 20, 1994, Noel granted Ms. Brenner an option to purchase
     200,000 shares of the Company's Common Stock held by Noel (the "Noel Option").
<F6> Consists of $5,966 paid by Noel.
<F7> On May 23, 1995, Mr. Kirk was appointed Executive Vice President and
     Chief Operating Officer by the Board of Directors. Mr. Kirk had served as Vice-President - General Manager since September 14, 1992.
<F8> Consists of amounts contributed by the Company to Mr. Kirk's account under the Company's 401(k) plan.
<F9> Awarded on December 15, 1994 pursuant to the Company's 1993 Stock Option
     Plan.
<F10> Consists of amounts contributed by the Company to Ms. Crabs' account under the Company's 401(k) plan.


Options/SAR Grants During the Fiscal Year Ended June 30, 1996

     The following table sets forth, information regarding individual grants of stock options made during the fiscal year ended June 30, 1996 to each of the Named Executive Officers, and their potential realizable values.

                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                           Individual Grants                                                     Option Term
-------------------------------------------------------------------------------------------      ------------------------------
     (a)                       (b)               (c)               (d)               (e)            (f)          (g)
                           Number of          % of Total
                              Shares       Options/SAR's
                          Underlying          Granted to       Exercise or
                       Options/SAR's        Employees in        Base Price       Expiration
Name                         Granted         Fiscal Year            ($/Sh)             Date        5% ($)       10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Karen Brenner                5,000<F1>                -             $2.70          11/14/05           -         $4,332
R. Scott Kirk                      -                  -                 -                 -           -              -
Kristine A. Crabs                  -                  -                 -                 -           -              -

<F1>  Granted on November 14, 1995 pursuant to the Company's
      Non-Employee Directors' Stock Option Plan.


Aggregate Option/SAR Exercises During the Fiscal Year and Fiscal Year End Option/SAR Values

     The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended June 30, 1996 and the number and value of unexercised stock options held by the Named Executive Officers at that date. The Company does not have any outstanding stock appreciation rights.

                                                                                                   Value of Unexercised
                                                                    Number of Unexercised          In-the-Money
                                                                    Options/SARs at                Options/SARs
                                                                    Fiscal Year-End (#)            at Fiscal Year-End <F1>($)
                                                              -----------------------------     -----------------------------
    (a)                (b)                 (c)                            (d)                              (e)
                  Shares Acquired
Name              on Exercise (#)     Value Realized ($)      Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Karen Brenner                  -                      -           185,067            33,333               0                 0
R. Scott Kirk                  -                      -            32,050            23,700               0                 0
Kristine A. Crabs              -                      -             9,500             8,000               0                 0

<F1>  Based on a closing price of Common Stock on June 30, 1996 of $1.375 per share.


Compensation of Directors

     Prior to November, 1995 non-employee directors were paid an annual retainer of $5,000 for serving as directors of the Company. In November, 1995 the non-employee directors elected not to receive an annual retainer for calendar 1996 and thereafter. Directors of the Company are also reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses. Pursuant to the Company's Non-Employee Directors' Stock Option Plan, as amended, each non-employee director, following initial election to the Board, automatically receives an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value per share on the date of grant, and each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock immediately following such director's re-election at an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

     Prior to September, 1995, the Company engaged C. Larry Davis, a director of the Company, on a year-to-year basis, to act as export agent for all of the Company's export business other than Canada. Mr. Davis was paid a fee of 2% of net billings, i.e. the price to the Company paid by customers after deduction of returns and allowances. The Company now handles all export customers internally and an export broker commission is no longer being paid to Mr. Davis. During the period from July 1, 1995 through June 30, 1996, the Company paid Mr. Davis approximately $9,200 pursuant to this agreement as well as $1,900 in director's fees. The Company believes that the terms of the arrangement with Mr. Davis were no less favorable to the Company than those that would have been available from an unrelated party.


Employment Contracts and Termination of Employment and Change in Control Arrangements

     Pursuant to a letter agreement dated March 1, 1996 by and between Ms. Brenner and Noel, as amended by letter dated March 21, 1996, Ms. Brenner is employed in an executive capacity by Noel for a period of two years. The term may be extended by mutual agreement. Pursuant to the agreement, Ms. Brenner has agreed to perform such executive services in connection with Noel and entities in which Noel holds interests, including Lincoln, as shall reasonably be assigned to Ms. Brenner by the Board of Directors or Chief Executive Officer of Noel. $175,000 of the salary paid to Ms. Brenner pursuant to this agreement is deemed to be paid for services rendered to Lincoln.

     In addition, as evidenced by a letter agreement dated March 22, 1995, in consideration for Ms. Brenner agreeing to serve as Chairman and Chief Executive Officer, effective June 20, 1994, Noel granted Ms. Brenner an option to purchase 200,000 shares of the Company's Common Stock held by Noel at a price of $1.50 per share. Options to purchase 166,667 of such shares are currently exercisable. The balance is exercisable on the earlier to occur of (x) the eighth anniversary of the date of grant, provided that Ms. Brenner shall have continued to serve as Chief Executive Officer continuously through such date, and (y) from and after the date the stock price reaches $5.00. The vested options will terminate on the fourth anniversary of the date Ms. Brenner ceases to so serve as Chief Executive Officer or the tenth anniversary of the date of grant whichever is earlier. The shares purchasable by Ms. Brenner pursuant to the forgoing options have been registered under the Securities Act of 1933, as amended, permitting the resale of such shares to the public following exercise of such options by Ms. Brenner.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executive officers (other that the Chairman and Chief Executive Officer), are generally made by the Compensation Committee, formed in February 1993, and the Long Term Equity Incentive Committee, formed in November 1993. Prior to the formation of such Committees, decisions regarding executive compensation were made by the Board of Directors. The current members of the Compensation Committee are Alexander P. Lynch and Karen Brenner. Except for Ms. Brenner, none of the members of the Compensation Committee during the fiscal year ended June 30, 1996 were officers or employees of the Company. The current members of the Long Term Equity Incentive Committee are James G. Niven and C. Larry Davis.

     Pursuant to rules adopted by the SEC designed to enhance disclosure of companies regarding executive compensation, set forth below is a joint report submitted by the members of the Compensation Committee and the Long Term Equity Incentive Committee (sometimes collectively referred to as the "Committee") addressing the Company's compensation policies for the fiscal year ended June 30, 1996 as they affected the Company's executive officers generally and, in particular, as they affected Ms. Brenner, the Chairman and Chief Executive Officer of the Company.

Compensation of Chairman

     SEC regulations require the Committee to disclose the Committee's bases for compensation reported for Ms. Brenner during the fiscal year ended
June 30, 1996 and to discuss the relationship between such compensation and the Company's performance during such period.

     No salary or bonus was paid to Ms. Brenner by the Company during the fiscal year ended June 30, 1996. Pursuant to Ms. Brenner's agreement with Noel, Ms. Brenner has agreed to perform such executive services in connection with Noel and entities in which Noel holds interests, including Lincoln, as shall reasonably be assigned to Ms. Brenner by the Board of Directors or Chief Executive Officer of Noel. $175,000 of the salary paid to Ms. Brenner pursuant to this agreement is deemed to be paid for services rendered to Lincoln. In addition, pursuant to the Non-Employee Directors' Plan, effective November 14, 1995, Ms. Brenner received an option to purchase 5,000 shares of Common Stock at an exercise price of $2.70 per share.

Compensation Policies Regarding Executive Officers

     Compensation paid to the Named Executive Officers (other than the Chairman and Chief Executive Officer) during the fiscal year ended June 30, 1996 consisted of salary and annual bonus.

     The executive compensation policies of the Company are intended to provide competitive levels of compensation in order to attract and retain qualified executives and to align managements' and stockholders' interests
in the enhancement of stockholder value over the long term.   In addition,
through the grant to the executive officers of options to purchase a significant amount of Common Stock, the Long Term Equity Incentive Committee has in the past utilized the Company's 1993 Stock Option Plan to provide long-term incentives to executive officers by enabling them to share in the future growth of the Company's business. The Company has also established a 401(k) plan to assist in retaining qualified executives.

     The Committee believes that the Company's executive officers should be compensated comparably with executive officers of other publicly held companies engaged in the business of manufacturing, distributing and marketing snack food products. The Compensation Committee believes that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive salary structures. In setting compensation, the Committee considers on an informal basis compensation paid by other corporations in businesses similar to the Company, as well as the individual contributions to the Company which each of the executives has made and could be expected to make in the future and such other factors as the Committee may deem relevant at the time of making such determinations.

     Base salaries for the Company's executive officers are determined by the Compensation Committee on an annual basis. In setting such base salaries, the Compensation Committee considered the factors set forth in the preceding paragraph.

     While the Compensation Committee considers objectively measurable performance criteria such as profitability, revenue growth, return on equity, market share and operating budget performance in determining annual bonuses, the Compensation Committee believes that relying solely on such criteria may tend to stress short term performance at the cost of long term growth. Instead, the Compensation Committee's decisions as to annual bonuses are based primarily on the Compensation Committee's informal evaluation of subjective criteria of individual performance. Such subjective performance criteria encompass evaluation of overall contribution to achievement of the Company's business objectives, managerial ability, and the executive officer's performance in any special projects that the officer may have undertaken.
The Compensation Committee evaluated performance under these subjective criteria and determined the amount of the executive officers' annual bonuses for the fiscal year ended June 30, 1996 after informal discussions with other members of the Board of Directors. The Committee considered primarily the part played by the Company's executive officers in the accomplishments of the Company during such fiscal year.

     The Long Term Equity Incentive Committee believes that stock-based performance compensation arrangements are beneficial in aligning managements' and stockholders' interests in the enhancement of stockholder value over the long-term. Thus, the Long Term Equity Incentive Committee has in the past utilized the Company's stock option plans as an element in the Company's compensation packages for its executive officers. The Long Term Equity Incentive Committee believes that by making option grants to executive officers, such officers will be motivated to generate potential gains by working to steadily increase the Common Stock's price over the long term.
No option awards were made pursuant to the 1993 Stock Option Plan during the fiscal year ended June 30, 1996.

     The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors, subject to legal limitations. Benefits under the 401(k) Plan are not tied to Company performance.

     Compensation Deduction Limitation. As part of the 1993 Omnibus Budget Reconciliation Act, Congress enacted Section 162(m) of the Internal Revenue Code, effective in 1994, which limited to $1 million per year the federal income tax deduction available to public companies for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section of the Code. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Under present employment arrangements, it is not anticipated that any officer will receive compensation subject to this limitation during the fiscal year ending June 30, 1997.


SUBMITTED JOINTLY BY THE COMPENSATION COMMITTEE AND LONG TERM EQUITY INCENTIVE COMMITTEE OF THE BOARD OF DIRECTORS:

Karen Brenner      C. Larry Davis      Alexander P. Lynch      James G. Niven


Compensation Committee Interlocks and Insider Participation

     In February 1993, the Board of Directors formed a Compensation Committee, the current members of which are Alexander P. Lynch and Karen Brenner. Except for Ms. Brenner, none of the members of the Compensation Committee during the last completed fiscal year were officers or employees of the Company. In November 1993, the Board of Directors formed a Long Term Equity Incentive Committee to administer the 1993 Stock Option Plan and the Non-Employee Directors' Plan, the current members of which are James G. Niven and C. Larry Davis. None of the members of the Long Term Equity Incentive Committee during the fiscal year ended June 30, 1996 were officers or employees of the Company. During the fiscal year ended June 30, 1996, no executive officer of the Company served as a director or a member of the Compensation Committee
(or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Compensation Committee, the Long Term Equity Incentive Committee, or the Board of Directors of the Company.



                         STOCK PERFORMANCE CHART

     The Stock Performance Chart set forth below compares the cumulative total shareholder return (change in stock price plus reinvested dividends) on the Common Stock for the period beginning January 14, 1994 and ending on June 30, 1996 with the cumulative total return on the NASDAQ Index and the Media General Confectionery Goods Index over the same period. The comparison assumes $100 was invested on January 14, 1994 in the Common Stock and in each of the foregoing indices and that all dividends paid by companies included in each index were reinvested.


Cumulative Total Return Among Lincoln Snacks Company
NASDAQ Market Index and MG Group Index

                                      January 14,      June 30,      June 30,      June 30,
Company                                     1994          1994          1995          1996
                                      ----------------------------------------------------

Lincoln Snacks Company                   $100.00       $ 35.14       $ 67.57       $ 29.73
Media General Industry Group Index       $100.00       $ 96.06       $100.96       $121.70
NASDAQ Broad Market Index                $100.00       $100.75       $118.17       $148.75


                Assumes $100 Invested on Jan. 14, 1994
                      Assumes Dividend Reinvested
                   Fiscal Year Ending June 30, 1996



AUDITORS

     As recommended by the Audit Committee of the Board of Directors, the Board has selected Arthur Andersen LLP., as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1997. A representative of Arthur Andersen LLP. is expected to be present at the Meeting and he or she will have the opportunity to make a statement if he or she desires to do so and he or she is expected to be available to respond to appropriate questions.


DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next annual meeting of stockholders, to be held in 1997, must be received by the Company at 4 High Ridge Park, Stamford, Connecticut 06905 by June 30, 1997, to be included in the proxy statement and form of proxy relating to that meeting.


ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended
June 30, 1996, as filed with the SEC, is available to stockholders on request and may be obtained by writing to: Lincoln Snacks Company, 4 High Ridge Park, Stamford, Connecticut 06905, Attention: Ms. Kristine A. Crabs, Secretary. A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996 is enclosed.


OTHER BUSINESS

     The Board of Directors does not know of any matters to be brought before the Meeting for formal action other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. If, however, any matters not set forth in the Notice of Annual Meeting are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors.


                                          /s/Kristine A. Crabs
                                          ----------------------------
                                          Kristine A. Crabs, Secretary

Dated:  Stamford, Connecticut
        October 17, 1996

                     LINCOLN SNACKS COMPANY
               SOLICITED BY BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF STOCKHOLDERS

at the offices of the Company at 4 High Ridge Park, Stamford, Connecticut 06905
        November 12, 1996, 10:00 A.M. Eastern Standard Time

The Undersigned hereby appoints Karen Brenner, Kristine A. Crabs and R. Scott Kirk, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1996 Annual Meeting of Stockholders of Lincoln Snacks Company, and any adjournment thereof, for the following purposes:

(1) To elect four members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR all nominees

                   (Continued, and to be dated and signed on the reverse side)



1. Election of four (4) directors as described in the Proxy Statement of the Board of Directors.

 --- FOR all nominees listed below           --- WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)     all nominees listed below.

(Instruction:  To withhold authority to vote for any individual nominee, cross out that nominee's name from the list below).

Nominees:  KAREN BRENNER, C. LARRY DAVIS, ALEXANDER P. LYNCH and JAMES G. NIVEN

                       Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder's name, your name and state the capacity in which you are signing.

                       Date:---------------------------------------------, 1996

                       --------------------------------------------------------
                                              Signature

                       --------------------------------------------------------
                                              Signature

                                         SIGN, DATE AND RETURN THIS PROXY CARD
                                         PROMPTLY USING THE ENCLOSED ENVELOPE.
                                         Votes MUST be indicated (X) in Black
                                         or Blue Ink.